Exhibit 10.1

Greens Worldwide Incorporated Cards New Agency Relationship

Leading New York Agency to Help Boost Visibility of US Pro Golf Tour

Hertford, NC and New York, NY, September26, 2005 – Greens Worldwide Incorporated (OTC BB:  GRWW.OB) announced today that it has retained Worldwide Marketing & Media Group (WMMG), a leading lifestyle and sports marketing firm, to provide marketing and sponsorship support for its US Pro Golf Tour (www.usprogolftour.com).

WMMG’s specialized expertise in sports and consumer marketing were key factors in GRWW’s decision to partner with the New York based firm.  WMMG will assist GRWW in various facets of its marketing initiatives, including development of an integrated corporate partner program.

The US Pro Golf Tour is a professional tour with events to be televised on The Golf Channel.  The Tour provides a venue for both professionals and amateurs to prepare for the PGA Tour and the Champions Tour; it also provides an opportunity for golfers with handicaps to compete “inside-the-ropes” of a major golf event.

“Our partnership with WMMG is another big step in bringing golf to the fans throughout our US Pro Golf Tour concept,” said Tom Kidd, Commissioner of the US Pro Golf Tour.  “WMMG has the knowledge and contacts to help grow the Tour and increase its visibility to fans, sponsors, and players across the country.”

“We are thrilled to be working with such a dynamic and exciting organization as Greens Worldwide Incorporated,” said Todd Gershwin, COO of WMMG.  Gershwin added, “We believe that the US Pro Golf Tour has a tremendous potential in the burgeoning golf market and can serve as a popular breeding ground for top pros on the other Tours.”

About US Pro Golf Tour, Inc.

The US Pro Golf Tour, a wholly owned subsidiary of GRWW, is the country's premier intermediary professional golf tour conducting tour caliber events for former PGA Tour professionals preparing for the Champions Tour, non-exempt professionals on the Champions Tour, and celebrity challengers and professionals 18 years old and up preparing for the big tour.  The US Pro Golf Tour also conducts a Pro Net competition for players of all skill levels 18 years of age and older who will compete for substantial prize money with their handicaps in the Tour event atmosphere of Tour events. US Pro Golf Tour tournaments are week-long events with Junior Clinics, pro-ams, entertainment, leader boards and hospitality, with local market charities benefiting from the event.  Events are televised on The Golf Channel through the Tour’s show, “54 Holes to Sunday”.  The US Pro Golf Tour has all the amenities of the PGA Tour, including electronic leader boards, official scoreboard, real-time scoring, hospitality center, gallery and national television coverage on The Golf Channel.  Golfers who wish to compete in US Pro Golf Tour events must first complete a membership form for member status in either the Pro Net or Pro Championship Division by visiting the tour’s web site, www.usprogolftour.com.

About Worldwide Marketing & Media Group

WMMG is a fully integrated marketing and media firm that provides sports, consumer, and lifestyle organizations with a wide range of services that includes marketing, multimedia production, public relations, event management, and strategic planning.  WMMG is headquartered in New York, New York.  For more information go to www.wmmg.net.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.

Contact
Tom Kidd

Commissioner
US Pro Golf Tour

252.264.2064

 tourcommissioner@yahoo.com

Todd Gershwin

Chief Operating Officer

Worldwide Marketing & Media Group

212.286.1244

tgershwin@wmmg.net

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